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                                                                       EXHIBIT 5

STEVE FISCHER
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                  2026 West Oak St. . Denton,  TX . 76201 . Phone (817) 380-0223


December 15, 1998

Entertainment Technologies & Programs, Inc.
16055 Space Center Blvd., Suite 230
Houston, Tx  77062

     Re: Registration Statement on Form S-8
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Ladies and Gentlemen:

     You have requested our opinion as to the legality of the issuance by you (the "Corporation") of up to 400,000 shares of Common Stock (the "Shares") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed on November 19, 1998.

     As your counsel, we have reviewed and examined:

     1. The Articles of Incorporation of the Corporation, as amended (the "Articles");
     2. The Bylaws of the Corporation, as certified by the Secretary of the Corporation;
     3.   The minute book of the Corporation;
     4. A copy of certain resolutions of the Board of Directors of the Corporation;
     5.   The Registration Statement;
     6.   The Consultant and Employee Stock Compensation Plan; and
     7. Such other matters as we have deemed relevant in order to form our opinion.

     In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares, if issued and sold as described in the Registration Statement (provided that at least par value is paid for the Shares), will have been duly authorized, legally issued, fully paid and non-assessable. Any shares issued pursuant this Capital Registration shall be issued without 'Restrictive Legend'.

     Our opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

     This opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

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     Not withstanding the above, we consent to the use of our opinion in the
Registration Statement. In giving our consent, we do not admit that we come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/  STEVE FISCHER
                                        --------------------
                                        Mr. Steve Fischer

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      UNANIMOUS WRITTEN CONSENT IN LIEU OF SPECIAL MEETING  OF THE
                                 DIRECTORS OF
                  ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.


                CONSULTANT AND EMPLOYEE STOCK COMPENSATION PLAN

     WHEREAS, the Corporation has, in the past, compensated employees and consultants for services rendered with shares of the Corporation's Common Stock; and

     WHEREAS, it is deemed to be in the best interest of this Corporation to continue this practice, where possible, to conserve cash and to adopt a plan memorializing and implementing this practice.

     NOW THEREFORE, BE IT RESOLVED, that there is hereby adopted a Consultant and Employee Stock Compensation Plan in the form of Exhibit A hereto; and be it;

     FURTHER RESOLVED, the Board of Directors of this Corporation be and hereby are authorzied to issue shares of its common Stock to the persons, in the amounts and for the consideration as may be determined by the Board of Directors pursuant to the Consultant and Employee Stock Compensation Plan;

     FURTHER RESOLVED, that the Corporation register 400,000 shares of its Common Stock with the Securities and exchange Commission on Form S-8, including the shares to be issued to consultants and other employees and consultants pursuant to the Consultant and Employee Stock Compensation Plan, and be it;

     FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and instructed to prepare and execute a Form S-8 Registration Statement as described in the preceding resolution, together with such other related documents as such officers deem appropriate or advisable, and to file the Registration Statement with the Securities and Exchange Commission and such other governmental authorities as such officers deem appropriate.

     This Consent shall be filed with the Secretary of the Corporation, who is instructed to place it in the Minute Book of the Corporation, and shall be treated for all purposes as resolutions adopted at a meeting of the Directors.

Dated November 19, 1998

  /s/ JAMES D. BUTCHER
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James D. Butcher, CEO

  /s/ WILLIAM GRASBERGER
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William Grasberger, Secretary

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